Exhibit 99.2
Exhibit 99.2 Exhibit 99.2 2Q10 SUPPLEMENTAL INFORMATION 20 Top Ten Customer Descriptions | 21 MSA and Region Concentration

| 22 Portfolio Performance | 23 Entrance Fee Portfolio | 23 Same Store Revenue Growth | 23 Portfolio Performance — Senior Housing | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Hospitals | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Portfolio Composition — Life Science Buildings | 30 Development Activity | 31 Development Funding Projections | 31 Development Project Conversion Estimates | 31 Unstabilized Properties | 32 Portfolio Trends | 33 GLOSSARY Glossary | 34 Supplemental Reporting Measures | 37 CORPORATE HEALTH CARE REIT, INC., founded in 1970, is a leading investor in senior living and health care real estate. The company, with an enterprise value of $8.9 billion, has a portfolio that spans the full spectrum of health care real estate, including senior living communities, medical office buildings, inpatient and outpatient medical centers and life sciences facilities. The company adds value to its clients by providing comprehensive services including planning, developing, managing, repositioning, and monetizing real estate assets. Data as of: June 30, 2010 NYSE Symbol: HCNClosing Price: $42.12 52 Week Hi/Lo: $46.79/$32.64 Dividend/Yield: $2.72/6.46% Shares Outstanding: 124.5 million Enterprise Value (1): $8.9 billionGross Real Estate Assets (1): $7.7 billionDebt to Market Capitalization: 36% Debt to Book Capitalization: 46% Senior Debt Ratings: Baa2/BBB-/BBB Investment Concentration*Top 5 Customers (1) 24% Top 5 States (1) 48% * % of total investments

RELATIONSHIP FOCUSED, LONG-TERM STRATEGY Health Care REIT’s investment philosophy is based on establishing long-term relationships with health care systems and senior living operators. Throughout the company’s 40-year history, it has been a long-term capital provider and partner adding value to its clients through comprehensive planning, development and property management services. The relationship with Health Care REIT enables our tenants to grow profitably, while concentrating on what they do best — providing quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $4.7 billion in capital in the last five years, including $998 million in 2009 and $1.1 billion during the six months ended June 30, 2010. The company’s $1.15 billion line of credit ensures new investments will be funded on time. DEVELOPMENT FUNDING $ millions GROSS REAL ESTATE ASSETS (1) $ millions Notes: (1) Includes joint venture investments. (2) Represents projected future funding for projects underway as of June 30, 2010. (3) Based on mid-point of HCN 2010 net investment guidance of $1.5 billion to $1.9 billion.2 CORPORATE SECURE DIVIDEND Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 157 consecutive quarterly dividends during its 40-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* * value of $10,000 investment made 6/30/1971, assuming reinvestment of dividendsSOLID DIVIDEND PAYMENT RECORD* *

adjusted for stock splitsTOTAL RETURNS* 1 year 31.5%3 years 8.0%5 years 8.9%10 years 18.4%20 years 15.5%Since inception 15.7% * assumes reinvestment of dividends ANALYST COVERAGE INVESTOR RELATIONSRobert W. Baird & Co. ANALYST / INVESTOR CONTACTBank of America Merrill Lynch Scott A. EstesBMO Capital Markets Corp. EVP & CFODeutsche Bank Securities Inc. sestes@hcreit.comEdward Jones Fagenson & Co., Inc. Michael A. CrabtreeGoldman Sachs & Co. SVP & TreasurerGreen Street Advisors, Inc. mcrabtree@hcreit.comJ.J.B. Hilliard, W.L. Lyons, LLC Jefferies & Company, Inc. J.P. Morgan Securities Inc. GENERAL INQUIRIESKeyBanc Capital Markets Inc. Erin C. IbeleMorgan Keegan & Co., Inc. SVP-Administration & Corporate SecretaryRaymond James & Associates, Inc. info@hcreit.comStifel Nicolaus & Company, Inc. UBS Securities LLC Wells Fargo Securities, LLC 3 CORPORATE George L. Chapman Chairman, Chief Executive Officer & President Mr. Chapman is Chairman, Chief Executive Officer and President of the company. Mr. Chapman served as Chairman and Chief Executive Officer of the company from October 1996 to January 2009. He assumed the additional title of President of the company in January 2009. Mr. Chapman previously served as President of the company from September 1995 to May 2002. From January 1992 to September 1995, he served as Executive Vice President and General Counsel of the company. Scott A. Estes EVP & Chief Financial Officer Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006.

From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. Charles J. Herman, Jr. EVP & Chief Investment Officer Mr. Herman has served as Executive Vice President and Chief Investment Officer of the company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991. Jeffrey H. Miller EVP — Operations & General Counsel Mr. Miller has served as Executive Vice President and General Counsel of the company since March 2006 and assumed the additional title of Executive Vice President-Operations in January 2009. He served as Vice President and General Counsel of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP. John T. Thomas EVP — Medical Facilities Mr. Thomas has served as Executive Vice President-Medical Facilities since January 2009. He served as President and Chief Development Officer of Cirrus Health from July 2005 to January 2009. Mr. Thomas served as Senior Vice President/General Counsel for Baylor Health Care System from October 2000 to July 2005 and as General Counsel/Secretary for the St. Louis division of the Sisters of Mercy Health System from April 1997 to October 2000. 4 CORPORATE Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, senior housing and life sciences industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and

Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life sciences tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. Additional Information The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 4, 2010 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliation of Non-GAAP measures are an integral part of the information presented herein. You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. 5

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) June 30, 2010 2009 Assets Real estate investments: Real property owned Land and land improvements $571,501 $518,213 Buildings and improvements 5,854,675 4,715,571 Acquired lease intangibles 147,861 133,480 Real property held for sale, net of accumulated depreciation 13,020 48,824 Construction in progress 255,883 730,381 Gross real property owned 6,842,940 6,146,469 Less accumulated depreciation and amortization (766,630) (636,325)Net real property owned 6,076,310 5,510,144 Real estate loans receivable (1) 471,805 488,856 Less allowance for losses on loans receivable (5,025) (7,640)Net real estate loans receivable 466,780 481,216 Net real estate investments 6,543,090 5,991,360 Other assets: Equity investments 181,527 2,531 Deferred loan expenses 31,568 23,197 Cash and cash equivalents 55,423 79,505 Restricted cash 59,656 18,833 Receivables and other assets (2) 208,067 154,146 Total other assets 536,241 278,212 Total assets $7,079,331 $6,269,572 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $206,000 $342,000 Senior unsecured notes 2,135,422 1,811,590 Secured debt 813,341 543,842 Accrued expenses and other liabilities 187,443 111,203 Total liabilities 3,342,206 2,808,635 Equity: Preferred stock 286,410 288,713 Common stock 124,520 111,733 Capital in excess of par value 3,937,485 3,454,399 Treasury stock (11,315) (7,587)

Cumulative net income 1,630,120 1,485,798 Cumulative dividends (2,237,720) (1,886,583)Accumulated other comprehensive income (8,526) (1,016)Other equity 5,755 5,369 Total Health Care REIT, Inc. stockholders’ equity 3,726,729 3,450,826 Noncontrolling interests 10,396 10,111 Total equity 3,737,125 3,460,937 Total liabilities and equity $7,079,331 $6,269,572 Notes: (1) Includes non-accrual loan balances of $78,438,000 and $72,469,000 at June 30, 2010 and 2009, respectively. (2) Includes net straight-line receivable balances of $84,361,000 and $61,659,000 at June 30, 2010 and 2009, respectively.6 FINANCIAL Consolidated Statements of Income (unaudited)(amounts in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2010 2009 2010 2009 Revenues: Rental income $151,146 $127,644 $293,860 $255,053 Interest income 9,335 10,158 18,383 20,111 Other income 2,650 1,237 3,646 2,721 Total revenues 163,131 139,039 315,889 277,885 Expenses: Interest expense 37,454 26,107 67,245 52,786 Property operating expenses 12,498 11,240 25,010 22,288 Depreciation and amortization 47,451 38,115 90,838 76,313 General and administrative expenses 11,878 11,062 28,700 28,424 Transaction costs 752 — 8,466 — Loss (gain) on extinguishment of debt 7,035 — 25,072 (1,678)Provision for loan losses — — — 140 Total expenses 117,068 86,524 245,331 178,273 Income from continuing operations before income taxes and income from unconsolidated joint ventures 46,063 52,515 70,558 99,612 Income tax expense (188) (21) (273) (72)Income from unconsolidated joint ventures 1,828 — 2,596 — Income from continuing operations 47,703 52,494 72,881 99,540

Discontinued operations: Gain (loss) on sales of properties 3,314 10,677 10,033 27,713 Income from discontinued operations, net 47 1,588 (156) 4,150 Discontinued operations, net 3,361 12,265 9,877 31,863 Net income 51,064 64,759 82,758 131,403 Less: Preferred stock dividends 5,484 5,516 10,993 11,039 Net income (loss) attributable to noncontrolling interests (66) 3 307 5 Net income attributable to common stockholders $45,646 $59,240 $71,458 $120,359 Average number of common shares outstanding: Basic 123,808 110,864 123,541 109,548 Diluted 124,324 111,272 124,059 109,956 Net income attributable to common stockholders per share: Basic $0.37 $0.53 $0.58 $1.10 Diluted $0.37 $0.53 $0.58 $1.09 Common dividends per share $0.68 $0.68 $1.36 $1.36 7 FINANCIAL Funds From Operations Reconciliation * (amounts in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2010 2009 2010 2009 Net income attributable to common stockholders $45,646 $59,240 $71,458 $120,359 Depreciation and amortization (1) 47,451 40,731 91,032 82,057 Loss (gain) on sales of properties (3,314) (10,677) (10,033) (27,713)Noncontrolling interests (2) 108 (87) (255) (174)Unconsolidated joint ventures (3) 2,323 — 3,098 — Funds from operations 92,214 89,207 155,300 174,529 Normalizing items, net (4) 6,937 — 36,269 2,371 Funds from operations — normalized $99,151 $89,207 $191,569 $176,900 Average common shares outstanding: Basic 123,808 110,864 123,541 109,548 Diluted 124,324 111,272 124,059 109,956 Per share data: Net income attributable to common stockholders Basic $0.37 $0.53 $0.58 $1.10 Diluted $0.37 $0.53 $0.58 $1.09 Funds from operations Basic $0.74 $0.80 $1.26 $1.59 Diluted $0.74 $0.80 $1.25 $1.59 Funds from operations — normalized Basic $0.80 $0.80 $1.55 $1.61 Diluted $0.80 $0.80 $1.54 $1.61 FFO Payout Ratio Dividends per share $0.68 $0.68 $1.36 $1.36 FFO per diluted share $0.74 $0.80 $1.25 $1.59 FFO payout ratio 92% 85% 109% 86% FFO Payout Ratio — Normalized Dividends per share $0.68 $0.68 $1.36 $1.36 FFO per diluted share — normalized $0.80 $0.80 $1.54 $1.61 FFO payout ratio — normalized 85% 85% 88% 84% Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of depreciation and amortization. (3) Represents HCN’s share of unconsolidated joint venture’s depreciation and amortization. (4) See page 13 for schedule of normalizing items.8 FINANCIAL Funds Available for Distribution Reconciliation *(amounts in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2010 2009 2010 2009 Net income attributable to common stockholders $45,646 $59,240 $71,458 $120,359 Depreciation and amortization (1) 47,451 40,731 91,032 82,057 Loss (gain) on sales of properties (3,314) (10,677) (10,033) (27,713)

FINANCIAL

Funds Available for Distribution Reconciliation *

(amounts in thousands except per share data)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Net income attributable to common stockholders	**$ 45,646**	**$ 59,240**	**$ 71,458**	**$ 120,359**
Depreciation and amortization (1)	47,451	40,731	91,032	82,057
Loss (gain) on sales of properties	(3,314)	(10,677)	(10,033)	(27,713)
Noncontrolling interests (2)	50	(106)	(290)	(212)
Unconsolidated joint ventures (3)	915	-	1,214	-
Gross straight-line rental income	(4,145)	(4,897)	(8,598)	(9,927)
Prepaid/straight-line rent receipts	2,330	7,255	4,068	15,144
Amortization related to above/(below) market leases, net	(809)	(368)	(1,296)	(724)
Non-cash interest expense	3,659	2,844	6,500	5,616
Cap-ex, tenant improvements, lease commissions	(5,060)	(2,733)	(8,831)	(5,158)
Funds available for distribution	**86,723**	**91,289**	**145,224**	**179,442**
Normalizing items, net (4)	6,937	-	36,269	2,371
Prepaid/straight-line rent receipts	(2,330)	(7,255)	(4,068)	(15,144)
Funds available for distribution — normalized	**$ 91,330**	**$ 84,034**	**$ 177,425**	**$ 166,669**
Average common shares outstanding:				
Basic	123,808	110,864	123,541	109,548
Diluted	124,324	111,272	124,059	109,956
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.37	$ 0.53	$ 0.58	$ 1.10
Diluted	$ 0.37	$ 0.53	$ 0.58	$ 1.09
Funds available for distribution				
Basic	$ 0.70	$ 0.82	$ 1.18	$ 1.64
Diluted	$ 0.70	$ 0.82	$ 1.17	$ 1.63
Funds available for distribution — normalized				
Basic	$ 0.74	$ 0.76	$ 1.44	$ 1.52
Diluted	$ 0.73	$ 0.76	$ 1.43	$ 1.52
FAD Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.36
FAD per diluted share	$ 0.70	$ 0.82	$ 1.17	$ 1.63
FAD payout ratio	97%	83%	116%	83%
FAD Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 1.36	$ 1.36
FAD per diluted share — normalized	$ 0.73	$ 0.76	$ 1.43	$ 1.52
FAD payout ratio — normalized	93%	89%	95%	89%

Notes:

* Please see discussion of Supplemental Reporting Measures on page 37.

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Represents noncontrolling interests' share of depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(3) Represents HCN's share of unconsolidated joint venture's depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense.

(4) See page 13 for schedule of normalizing items.

9

Represents HCN’s share of unconsolidated joint venture’s depreciation and amortization, gross straight-line rental income, amortization of above/below market leases and non-cash interest expense. (4) See page 13 for schedule of normalizing items.9 FINANCIAL Adjusted EBITDA Reconciliation *(dollars in thousands) Twelve Months Ended June 30, September 30, December 31, March 31, June 30, 2009 2009 2009 2010 2010 Net income $218,112 $183,478 $192,927 $157,976 $144,282 Interest expense (3) 122,927 116,406 109,772 111,746 121,964 Income tax expense 54 152 168 201 368 Depreciation and amortization (3) 165,898 165,292 164,923 167,177 173,897 Stock-based compensation (4) 10,922 10,525 9,633 10,619 10,736 Provision for loan losses 234 234 23,261 23,121 23,121 Loss (gain) on extinguishment of debt (2,446) 24,696 25,107 44,822 51,857 Adjusted EBITDA $515,701 $500,783 $525,791 $515,662 $526,225 Interest Coverage Ratio (1) Interest expense (3) $122,927 $116,406 $109,772 $111,746 $121,964 Capitalized interest (5) 35,690 39,301 41,170 38,381 32,631 Non-cash interest expense (11,289) (11,410) (11,898) (11,967) (12,782)Total interest $147,328 $144,297 $139,044 $138,160 $141,813 Adjusted EBITDA $515,701 $500,783 $525,791 $515,662 $526,225 Adjusted interest coverage ratio 3.50x 3.47x 3.78x 3.73x 3.71x Fixed Charge Coverage Ratio (2) Total interest (3) $147,328 $144,297 $139,044 $138,160 $141,813 Secured debt principal amortization 8,592 8,810 9,292 10,464 12,612 Preferred dividends 22,311 22,101 22,079 22,064 22,032 Total fixed charges $178,231 $175,208 $170,415 $170,688 $176,457 Adjusted EBITDA $515,701 $500,783 $525,791 $515,662 $526,225 Adjusted fixed charge coverage ratio 2.89x 2.86x 3.09x 3.02x 2.98x Net Debt to EBITDA Ratio

Total debt $2,697,432 $2,420,487 $2,414,022 $2,828,487 $3,154,763 Less: cash and cash equivalents (79,505) (102,353) (35,476) (36,558) (55,423)Net debt $2,617,927 $2,318,134 $2,378,546 $2,791,929 $3,099,340 Adjusted EBITDA 515,701 500,783 525,791 515,662 526,225 Net debt to adjusted EBITDA ratio 5.08x 4.63x 4.52x 5.41x 5.89x Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times. (2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times. (3) Interest expense and depreciation and amortization include discontinued operations. (4) Stock-based compensation expense was $1,197,000 and $8,749,000 for the three and six months ended June 30, 2010, respectively. (5) Capitalized interest was $5,276,000 and $12,352,000 for the three and six months ended June 30, 2010, respectively.10 FINANCIAL Net Operating Income Reconciliation *(dollars in thousands) Three Months Ended Six Months Ended June 30, June 30, 2010 2009 2010 2009 Total revenues: Senior housing and care: Rental income (2): Senior housing $56,197 $47,678 $108,561 $95,382 Skilled nursing 41,057 42,979 81,929 84,710 Sub-total rental income 97,254 90,657 190,490 180,092 Interest income 8,830 8,910 17,405 17,633 Other income 1,536 570 2,028 1,362 Total senior housing and care income 107,620 100,137 209,923 199,087 Medical facilities: Rental income (2): Medical office 42,056 32,593 82,145 65,846 Hospitals 12,484 10,627 23,265 23,304 Life sciences (1) 9,355 — 13,080 — Sub-total rental income 63,895 43,220 118,490 89,150 Interest income 505 1,248 978 2,478 Other income 302 304 574 619 Total medical facilities income 64,702 44,772 120,042 92,247 Non-segment/corporate other income 812 363 1,044 740 Total revenues 173,134 145,272 331,009 292,074 Property operating expenses: Senior housing and care — — — — Medical facilities (1,2) 15,719 12,044 30,539 24,026 Non-segment/corporate — — — — Total property operating expenses 15,719 12,044 30,539 24,026 Net operating income: Senior housing and care 107,620 100,137 209,923 199,087 Medical facilities 48,983 32,728 89,503 68,221 Non-segment/corporate 812 363 1,044 740 Net operating income $157,415 $133,228 $300,470 $268,048 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Includes HCN’s share of revenues and expenses from unconsolidated joint ventures. Please see page 30 for additional information. (2) The three months ended June 30, 2010 includes the following amounts (in thousands): Rental income from discontinued operations: Senior housing $134 Skilled nursing 108 Medical office 406 Total $648 Non-cash rental income from continuing operations: Senior housing $1,430 Skilled nursing 510 Hospitals 400 Medical office 2,469 Life sciences (1) 975 Total $5,784 Property operating expenses from discontinued operations: Medical office $355 Hospitals 150 Total $505 11 FINANCIAL Outlook Reconciliation: Year ended December 31, 2010(amounts in thousands except per share data) Prior Outlook Current Outlook Low High Low High Investments: Acquisitions/Joint Ventures $700,000 $1,000,000 $1,500,000 $1,800,000 Development 300,000 400,000 300,000 400,000 Gross new investments 1,000,000 1,400,000 1,800,000 2,200,000 Dispositions (300,000) (300,000) (300,000) (300,000)Net new investments 700,000 1,100,000 1,500,000 1,900,000

FFO Reconciliation* Net income attributable to common stockholders $170,340 $182,840 $165,699 $174,449 Loss (gain) on sales of properties (6,718) (6,718) (10,033) (10,033)Depreciation and amortization (1) 188,000 188,000 193,500 193,500 Noncontrolling interests (2) (1,455) (1,455) (2,185) (2,185)Unconsolidated joint ventures (3) 8,000 8,000 8,500 8,500 Funds from operations $358,167 $370,667 $355,481 $364,231 Normalizing items, net (4) 29,333 29,333 36,269 36,269 Funds from operations — normalized $387,500 $400,000 $391,750 $400,500 Per share data (diluted): Net income attributable to common stockholders $1.36 $1.46 $1.33 $1.40 Funds from operations 2.87 2.97 2.84 2.91 Funds from operations — normalized 3.10 3.20 3.13 3.20 FAD Reconciliation* Net income attributable to common stockholders $170,340 $182,840 $165,699 $174,449 Loss (gain) on sales of properties (6,718) (6,718) (10,033) (10,033)Depreciation and amortization (1) 188,000 188,000 193,500 193,500 Gross straight-line rental income (16,500) (16,500) (16,500) (16,500)Prepaid/straight-line rent receipts 1,738 1,738 4,068 4,068 Amortization related to above (below) market leases, net (3,600) (3,600) (3,300) (3,300)Non-cash interest expense 13,500 13,500 14,000 14,000 Cap-ex, tenant improvements, lease commissions (17,000) (17,000) (20,000) (20,000)Noncontrolling interests (2) (1,365) (1,365) (2,225) (2,225)Unconsolidated joint ventures (3) 3,055 3,055 3,500 3,500 Funds available for distribution $331,450 $343,950 $328,709 $337,459 Normalizing items, net (4) 29,333 29,333 36,269 36,269 Prepaid/straight-line rent receipts (1,738) (1,738) (4,068) (4,068)Funds available for distribution — normalized $359,045 $371,545 $360,910 $369,660 Per share data (diluted): Net income attributable to common stockholders $1.36 $1.46 $1.33 $1.40 Funds available for distribution 2.65 2.75 2.63 2.70 Funds available for distribution — normalized 2.87 2.97 2.89 2.96 Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Represents noncontrolling interests’ share of FFO/FAD adjustments. (3) Represents HCN’s share of FFO/FAD adjustments for unconsolidated joint ventures. (4) See page 13 for schedule of normalizing items.12 FINANCIAL Normalizing Items *(amounts in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2010 2009 2010 2009 Transaction costs $752 $— $8,466 $— Non-recurring G&A expenses — — 2,853 3,909 Loss (gain) on extinguishment of debt 7,035 — 25,072 (1,678)Provision for loan losses — — — 140 Held for sale hospital operating expenses 150 — 878 — Non-recurring other income (1,000) — (1,000) —

Total $6,937 $— $36,269 $2,371 Average diluted shares outstanding 124,324 111,272 124,059 109,956 Net amount per diluted share $0.06 $— $0.29 $0.02 Revenue and Lease Maturity(amounts in thousands except per share data) Rental Income (1) Senior Skilled Medical Total Rental Interest Total % of Year Housing Nursing Hospitals Office Income Income (2) Revenues Total 2010 $— $— $— $4,297 $4,297 $679 $4,976 0.8%2011 988 — — 9,179 10,167 11,929 22,096 3.6%2012 5,501 6,887 — 11,556 23,944 406 24,350 4.0%2013 8,447 — — 9,172 17,619 13,614 31,233 5.1%2014 2,859 6,349 — 10,482 19,690 159 19,849 3.3%2015 — 1,934 — 10,442 12,376 1,550 13,926 2.3%2016 — 6,374 — 11,806 18,180 405 18,585 3.1%2017 15,078 3,875 2,350 7,180 28,483 2,831 31,314 5.2%2018 37,332 16,705 — 2,608 56,645 1,501 58,146 9.6%2019 18,700 17,851 — 9,260 45,811 626 46,437 7.6%Thereafter 134,108 103,245 50,971 44,343 332,667 3,696 336,363 55.4% $223,013 $163,220 $53,321 $130,325 $569,879 $37,396 $607,275 100.0% Notes: * Please see discussion of Supplemental Reporting Measures on page 37. (1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. (2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.13 FINANCIAL Debt Maturities and Principal Payments(dollars in thousands) Line of Senior Notes Secured Consolidated % of Joint Combined % of Year Credit (1) (2,4) Debt (2,5) Debt Total

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Consolidated Debt	% of Total	Joint Ventures (7)	Combined Debt	% of Total
2010	$ -	$ -	$ 8,957	$ 8,957	0.3%	$ 1,756	$ 10,713	0.3%
2011	206,000	-	18,772	224,772	7.1%	25,284	250,056	7.5%
2012	-	76,853	25,313	102,166	3.2%	37,905	140,071	4.2%
2013	-	300,000	74,523	374,523	11.8%	27,015	401,538	12.0%
2014	-	-	144,343	144,343	4.5%	23,000	167,343	5.0%
2015	-	250,000	77,065	327,065	10.3%	832	327,897	9.8%
2016	-	300,000	185,680	485,680	15.3%	39,967	525,647	15.7%
Thereafter	-	1,238,077	279,096	1,517,173	47.5%	-	1,517,173	45.5%
Totals	**$ 206,000**	**$2,164,930**	**$ 813,749**	**$3,184,679**	**100.0%**	**$ 155,759**	**$3,340,438**	**100.0%**
Weighted Avg Interest Rate (3)	**1.0%**	**5.3%**	**5.9%**	**5.1%**		**7.1%**	**5.2%**	
Weighted Avg Maturity (4)	**1.1**	**10.7**	**10.1**	**9.9**		**3.7**	**9.6**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 2,164,930	68.0%	$ 2,164,930	64.8%
Secured debt (6)	782,059	24.5%	937,818	28.1%
Total fixed	**$ 2,946,989**	**92.5%**	**$ 3,102,748**	**92.9%**
Floating Rate Debt				
Line of credit	$ 206,000	6.5%	$ 206,000	6.2%
Secured debt (6)	31,690	1.0%	31,690	0.9%
Total floating	**$ 237,690**	**7.5%**	**$ 237,690**	**7.1%**
Total debt	**$ 3,184,679**	**100.0%**	**$ 3,340,438**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $944.0 million at June 30, 2010. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at June 30, 2010. Senior notes and secured debt average interest rate represents the face value note rate.

(4) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 5.2 years and 6.2 years for senior notes and consolidated debt, respectively, using the puttable dates.

(5) $6,148,000 of secured debt that matures in 2013 relates to assets-held-for sale. Weighted-average maturities would be unchanged if one used a June 30, 2010 extinguishment date.

(6) $98,974,000 of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at June 30, 2010. If one treated this as floating rate debt, consolidated debt would be 89.4% fixed and 10.6% floating.

(7) Represents HCN's share of secured debt of unconsolidated joint ventures.

14

December 1, 2014. Weighted average maturities would be 5.2 years and 6.2 years for senior notes and consolidated debt, respectively, using the puttable dates. (5) $6,148,000 of secured debt that matures in 2013 relates to assets-held-for sale. Weighted-average maturities would be unchanged if one used a June 30, 2010 extinguishment date. (6) $98,974,000 of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at June 30, 2010. If one treated this as floating rate debt, consolidated debt would be 89.4% fixed and 10.6% floating. (7) Represents HCN’s share of secured debt of unconsolidated joint ventures.14 FINANCIAL Current Capitalization(amounts in thousands except per share data) Consolidated % of Total Book Capitalization Line of credit $206,000 3.0%Long-term debt obligations 2,948,763 42.8%Debt to consolidated book capitalization (1) 3,154,763 45.8%Total equity 3,737,125 54.2%Consolidated book capitalization $6,891,888 100.0%HCN share of unconsolidated joint venture debt 155,759 Total book capitalization $7,047,647 Undepreciated Book Capitalization Line of credit $206,000 2.7%Long-term debt obligations 2,948,763 38.5%Debt to consolidated undepreciated book capitalization 3,154,763 41.2%Accumulated depreciation and amortization 766,630 10.0%Total equity 3,737,125 48.8%Consolidated undepreciated book capitalization $7,658,518 100.0%HCN share of unconsolidated joint venture debt 155,759 Total undepreciated book capitalization $7,814,277 Enterprise Value Line of credit $206,000 2.4%Long-term debt obligations 2,948,763 33.9%Debt to consolidated enterprise value 3,154,763 36.3%Common shares outstanding 124,499 Period end share price $42.12 Common equity market capitalization 5,243,898 60.3%Noncontrolling interests 10,396 0.1%Preferred stock 286,410 3.3%Consolidated enterprise value $8,695,467 100.0%HCN share of unconsolidated joint venture debt 155,759

Total enterprise value $8,851,226 Secured Debt as % of Total Assets (2) Secured debt $813,341 11.5%Total assets $7,079,331 Total Debt as % of Total Assets (3) Total debt $3,154,763 44.6%Total assets $7,079,331 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $6,193,303 264.5%Unsecured debt $2,341,422 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. If one includes the company’s share of unconsolidated joint venture debt, the ratio would be 13.7%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. If one includes the company’s share of unconsolidated joint venture debt, the ratio would be 46.8%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%.15 INVESTMENT Gross Investment Activity Second Quarter 2010 Investment Per Beds / Units / Square Amount Bed / Unit / Initial Properties Feet ($000) Square Foot Cash Yield Real Property Acquisitions Combination — rental 2 260 units $32,300 124,231 8.3%Freestanding assisted living 7 478 units 72,750 152,197 8.3%Freestanding dementia care 1 42 units 3,800 90,476 8.3%Medical office buildings 2 106,462 sf 23,430 220 8.6%Total acquisitions 12 $132,280 8.3% Construction in Progress Development projects: CCRC — entrance fee 1 288 units $4,940 Combination — rental 3 398 units 14,929 Freestanding dementia care 1 25 units 1,245 Hospitals 4 262 beds 33,718 Medical office buildings 6 777,712 sf 41,253 Total development projects 15 96,085 Expansion projects: CCRC — entrance fee 4 23 units 683 C ombination — entrance fee 4 33 units 1,484 Total expansion projects 8 2,167 Total construction in progress 23 98,252 Investments in unconsolidated joint ventures 1 28,273 7.6%Capital improvements to existing properties 1,977 9.7%Loan advances 32,103 8.7%Gross investments $292,885 16 INVESTMENT Gross Investment Activity Year-to-date 2010 Investment Per Beds / Units / Square Amount Bed / Unit / Initial Properties Feet ($000) Square Foot Cash Yield Real Property Acquisitions Combination — rental 2 260 units $32,300 124,231 8.3%Freestanding assisted living 7 478 units 72,750 152,197 8.3%Freestanding dementia care 1 42 units 3,800 90,476 8.3%Medical office buildings 19 1,254,421 sf 213,430 170 9.1%Total acquisitions 29 $322,280 8.8% Construction in Progress Development projects: CCRC — entrance fee 1 288 units $11,685 Combination — entrance fee 1 144 units 5,447 Combination — rental 7 847 units 24,747 Freestanding dementia care 2 109 units 5,116 Hospitals 4 262 beds 69,646 Medical office buildings 7 839,025 sf 59,922 Total development projects 22 176,563 Expansion projects: CCRC — entrance fee 4 23 units 1,167 Combination — entrance fee 4 33 units 2,564 Total expansion projects 8 3,731 Total construction in progress 30 180,294 Investments in unconsolidated joint ventures 7 327,064 7.6%Capital improvements to existing properties 4,705 9.4%Loan advances 43,254 8.7%Gross investments $877,597 17 INVESTMENT Investment Timing(dollars in thousands) Acquisitions/ Initial Cash Loan Initial Cash Construction Initial Cash Joint Ventures Yield Advances Yield Conversions Yield (1) Dispositions Yield on Sale April 84,600 8.3% 9,837 7.9% 204 6.0% 5,841 11.0%May 47,680 8.5% 5,342 8.7% 105,580 9.2% 5,310 10.9%June 28,273 7.6% 16,924 9.2% 111,434 — 3,437 13.0%Total $160,553 8.2% $32,103 8.7% $217,218 9.2% $14,588 11.4%Disposition Activity(dollars in thousands) Second Quarter 2010 Year-to-date 2010 Amount % of Total Amount % of Total Dispositions by Investment Type Real property $14,588 100.0% $45,929 96.6%Real estate loans receivable — 0.0% 1,599 3.4%Total $14,588 100.0% $47,528 100.0%

Dispositions by Property Type Combination — rental 7,423 50.9% 19,234 40.5%Freestanding skilled nursing 5,841 40.0% 20,726 43.6%Medical office building 1,324 9.1% 7,568 15.9%Total $14,588 100.0% $47,528 100.0%Discontinued Operations(dollars in thousands) Second Quarter Year-to-date 2010 2009 2010 2009 Revenues Rental income $648 $6,233 $2,040 $14,189 Expenses Interest expense 96 1,225 290 2,557 Property operating expenses 505 804 1,712 1,738 Depreciation and amortization — 2,616 194 5,744 Income / (loss) from discontinued operations, net $47 $1,588 $(156) $4,150 Notes: (1) Yields exclude a $111,434,000 CCRC project that converted in June but was in transition to a new operator as of June 30, 2010.18 PORTFOLIO Portfolio Composition(dollars in thousands) Properties Investment Balance % of Total Committed Balance % of Total Investment Concentration — By Predominant Service Type Senior housing facilities 241 $2,672,125 38.7% $2,721,645 37.7%Skilled nursing facilities 204 1,434,269 20.8% 1,434,269 19.9%Hospitals 31 719,324 10.4% 807,866 11.2%Medical office buldings 142 1,722,397 25.0% 1,894,359 26.3%Life science buildings (1) 7 352,385 5.1% 352,385 4.9%Total 625 $6,900,500 100.0% $7,210,524 100.0% Investment Concentration — Senior Housing & Care and Medical Facilities Senior housing & care portfolio CCRC — entrance fee 5 $272,198 3.9% $272,918 3.8%CCRC — rental 9 257,285 3.7% 257,285 3.6%Combination — entrance fee 8 379,114 5.5% 379,773 5.3%Combination — rental 108 1,023,564 14.8% 1,069,515 14.8%Dementia care 30 163,075 2.4% 165,265 2.3%Freestanding senior housing 76 367,020 5.3% 367,020 5.1%Land 5 16,510 0.2% 16,510 0.2%Other loans — 193,359 2.9% 193,359 2.6%Subtotal senior housing 241 2,672,125 38.7% 2,721,645 37.7%Combination skilled nursing 31 253,813 3.7% 253,813 3.5%Freestanding skilled nursing 173 1,046,786 15.2% 1,046,786 14.5%Other loans — 133,670 1.9% 133,670 1.9%Subtotal skilled nursing 204 1,434,269 20.8% 1,434,269 19.9% Senior housing & care total 445 4,106,394 59.5% 4,155,914 57.6% Medical facilities portfolio Long-term acute care 16 215,069 3.1% 215,069 3.0%Acute care 7 348,302 5.0% 424,127 5.9%Inpatient rehab 6 133,708 1.9% 146,426 1.9%Land 2 11,120 0.2% 11,120 0.2%Other loans — 11,125 0.2% 11,124 0.2%Subtotal hospitals 31 719,324 10.4% 807,866 11.2%Medical office buldings

142 1,722,397 25.0% 1,894,359 26.3%Life science buildings (1) 7 352,385 5.1% 352,385 4.9%Medical facilities total 180 2,794,106 40.5% 3,054,610 42.4% Total portfolio 625 $6,900,500 100.0% $7,210,524 100.0% Bed / Unit Committed Per Bed / Unit / Square Foot Balance ($000) / Square Foot Investment Metrics Senior housing 19,340 units $2,721,645 $140,726 Skilled nursing 27,442 beds 1,434,269 52,265 Hospital 1,826 beds 807,866 442,424 Medical office 7,587,088 sf 1,894,359 250 Life science (1) 352,385 Total $7,210,524 Notes: (1) See Life Science disclosure on page 30.19 PORTFOLIO Portfolio Concentration(dollars in thousands) Total Investment % of Properties Balance (1) Balances By Customer Senior Living Communities, LLC 11 $533,432 7.7%Aurora Health Care, Inc. 18 308,338 4.5%Brookdale Senior Living, Inc. 86 305,928 4.4%Signature Healthcare LLC 32 264,005 3.8%Emeritus Corporation 20 234,827 3.4%Life Care Centers of America, Inc. 18 200,782 2.9%Merrill Gardens LLC 13 161,174 2.3%One Lantern Senior Living LLC 9 161,155 2.3%Community Retirement Living 12 155,373 2.3%Vibra Healthcare, LLC 6 154,447 2.2%Remaining portfolio 400 4,421,039 64.2%Total 625 $6,900,500 100.0%

PORTFOLIO

Portfolio Concentration

(dollars in thousands)

By Customer	Total Properties	Investment Balance (1)	% of Balances
Senior Living Communities, LLC	11	$ 533,432	7.7%
Aurora Health Care, Inc.	18	308,338	4.5%
Brookdale Senior Living, Inc.	86	305,928	4.4%
Signature Healthcare LLC	32	264,005	3.8%
Emeritus Corporation	20	234,827	3.4%
Life Care Centers of America, Inc.	18	200,782	2.9%
Merrill Gardens LLC	13	161,174	2.3%
One Lantern Senior Living LLC	9	161,155	2.3%
Community Retirement Living	12	155,373	2.3%
Vibra Healthcare, LLC	6	154,447	2.2%
Remaining portfolio	400	4,421,039	64.2%
Total	**625**	**$6,900,500**	**100.0%**

Balances By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Investment Balance	% of Total
Florida	$ 289,783	$ 215,807	$ -	$ 255,969	$ -	79	$ 761,559	11.0%
Massachusetts	192,253	190,100	11,120	-	352,385	39	745,858	10.8%
Texas	130,548	172,756	175,635	194,438	-	71	673,377	9.8%
California	228,441	-	230,747	173,038	-	32	632,226	9.2%
Wisconsin	134,818	-	23,440	308,338	-	31	466,596	6.8%
Ohio	148,719	174,133	33,590	6,836	-	30	363,278	5.3%
Tennessee	36,668	197,518	-	61,828	-	30	296,014	4.3%
South Carolina	240,802	-	-	16,359	-	9	257,161	3.7%
North Carolina	206,446	-	-	23,879	-	54	230,325	3.3%
Indiana	137,222	29,092	30,477	20,872	-	16	217,663	3.2%
Remaining portfolio	926,425	454,863	214,315	660,840	-	234	2,256,443	32.6%
Total	**$2,672,125**	**$1,434,269**	**$ 719,324**	**$1,722,397**	**$352,385**	**625**	**$6,900,500**	**100.0%**

Revenues By State	Senior Housing	Skilled Nursing	Hospital	Medical Office	Life Science (1)	Total Properties	Total Revenues (2)	% of Total
Florida	$ 5,304	$ 6,938	$ -	$ 6,301	$ -	79	$ 18,543	10.9%
Texas	3,574	4,961	4,392	5,605	-	71	18,532	10.9%
Massachusetts	2,886	5,910	-	-	9,355	39	18,151	10.6%
California	6,874	51	1,989	4,132	-	32	13,046	7.7%
Wisconsin	2,920	-	667	6,787	-	31	10,374	6.1%
Tennessee	818	6,504	81	1,800	-	30	9,203	5.4%
Ohio	1,382	5,163	828	211	-	30	7,584	4.4%
North Carolina	6,633	-	-	403	-	54	7,036	4.1%
Indiana	2,519	1,041	532	580	-	16	4,672	2.7%
New York	2,948	-	-	1,708	-	11	4,656	2.7%
Remaining portfolio	25,534	14,124	4,297	14,732	-	232	58,687	34.5%
Total	**$ 61,392**	**$ 44,692**	**$ 12,786**	**$ 42,259**	**$ 9,355**	**625**	**$ 170,484**	**100.0%**

Notes:
(1) Includes HCN's share of unconsolidated joint ventures.
(2) Revenues represent rent and interest income including rent from discontinued operations for the three months ended June 30, 2010. Revenues exclude other income totaling $2,650,000 for the three months ended June 30, 2010.

20

Total $61,392 $44,692 $12,786 $42,259 $9,355 625 $170,484 100.0% Notes: (1) Includes HCN’s share of unconsolidated joint ventures. (2) Revenues represent rent and interest income including rent from discontinued operations for the three months ended June 30, 2010. Revenues exclude other income totaling $2,650,000 for the three months ended June 30, 2010.20 PORTFOLIO Top Ten Customer Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 11 campuses in four states. As of June 30, 2010, the HCN portfolio consisted of 11 properties in four states with an investment balance of $533.4 million. Aurora Health Care, Inc., located in Milwaukee, WI, is a private operator of over 230 hospitals, pharmacies and clinics in eastern Wisconsin. As of June 30, 2010, the HCN portfolio consisted of 18 properties with an investment balance of $308.3 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 564 facilities in 35 states with the ability to serve over 53,600 residents. As of June 30, 2010, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $305.9 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 65 skilled nursing facilities with over 7,600 beds. As of June 30, 2010, the HCN portfolio consisted of 32 properties in four states with an investment balance of $264.0 million. Emeritus Corporation (NYSE:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 308 communities representing capacity for approximately 32,300 residents in 36 states. As of June 30, 2010, the HCN portfolio consisted of 20 properties in 16 states with an investment balance of $234.8 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country.

The company has grown to more than 230 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of June 30, 2010, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $200.8 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 56 IL/AL facilities with over 6,400 units in ten states. As of June 30, 2010, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $161.2 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 29 assisted living and skilled nursing facilities with 3,336 units in six states. As of June 30, 2010, the HCN portfolio consisted of nine properties in three states with an investment balance of $161.2 million. Community Retirement Living, located in Chicago, IL, is a private operator of independent living, assisted living and Alzheimer’s memory care facilities. The company operates 16 facilities located in Illinois and Wisconsin. As of June 30, 2010, the HCN portfolio consisted of 12 properties in two states with an investment balance of $155.4 million. Vibra Healthcare, LLC, located in Mechanicsburg, PA, is a private operator of freestanding medical rehabilitation hospitals and long term acute care hospitals. The company operates 28 properties in nine states. As of June 30, 2010, the HCN portfolio consisted of six properties in three states with an investment balance of $154.4 million. 21 PORTFOLIO Metropolitan Statistical Area Concentration (1)(dollars in thousands) Top 31 Top 75 Top 100 Senior housing $825,680 $1,377,579 $1,610,698% of senior housing 30.9% 51.6% 60.3% Skilled nursing 426,148 765,977 832,468% of skilled nursing 29.7% 53.4% 58.0% Hospital 348,262 608,644 645,076% of hospital 48.4% 84.6% 89.7% Medical office 1,068,994 1,499,688 1,499,688% of medical office 62.1% 87.1% 87.1% Life science (2) 352,385 352,385 352,385% of life science 100.0% 100.0% 100.0% Total portfolio $3,021,469 $4,604,273 $4,940,315% of total portfolio 43.8% 66.7% 71.6%Region Concentration(dollars in thousands)

Total Investment % of Properties Balance (2) Total By Region (3) South Atlantic 178 $1,557,348 22.6%East North Central 92 1,221,727 17.7%New England 51 807,857 11.7%West South Central 104 802,085 11.6%Pacific 43 787,700 11.4%East South Central 66 512,495 7.4%Mountain 41 506,624 7.3%Middle Atlantic 32 382,579 5.5%West North Central 18 322,085 4.8%Total 625 $6,900,500 100.0% Notes: (1) Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service. (2) Includes HCN’s share of unconsolidated joint ventures. (3) Region definitions are derived from census bureau definitions and are itemized in the glossary.22 PORTFOLIO Portfolio Performance TTM TTM Facility Revenue Mix Age Occupancy CBMF (2) CAMF (2) Private Pay Medicaid Medicare Stable Portfolio (1) Senior housing (3) 11 89.0% 1.48x 1.27x 87.9% 9.2% 2.9%Skilled nursing 24 85.2% 2.34x 1.72x 19.1% 50.8% 30.1%Hospital 14 63.5% 2.56x 2.23x 32.6% 3.2% 64.2%Medical office 13 92.6% n/a n/a 100.0% 0.0% 0.0%Total 14 2.03x 1.60x Notes: (1) Data as of June 30, 2010 for medical office and March 31, 2010 for remaining asset types. (2) Represents trailing twelve month coverage metrics. (3) Excludes entrance fee portfolio.Entrance Fee Portfolio Investment Average Balance Entrance Entrance Fee Rental Rental Properties Age (millions) Fee Units Occupancy Units OccupancyEntrance Fee Portfolio Open Properties 13 6 $651.3 1,441 49% 1,003 79%Same Store Revenue Growth(dollars in thousands) 2Q09 Same Store 2Q10 Same Store Properties (1) Revenue* Revenue* % Change Same Store Portfolio Senior housing (2) 197 $42,671 $41,599 -2.5%Skilled nursing (2) 201 38,112 39,082 2.5%Hospitals 21 9,906 10,105 2.0%Total (2) 419 $90,689 $90,786 0.1% * Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans). Notes: (1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period. (2)

2Q10 senior housing revenue impacted by rent deferrals related to certain entrance fee communities versus 2Q09. 2Q10 skilled nursing revenue impacted by the transition of one portfolio to a new operator and the restructuring of an existing master lease portfolio at reduced yields. Excluding the impact of these operators, 2Q10 same store revenues increased 2.6% for senior housing, 3.4% for skilled nursing and 2.9% in total.23 PORTFOLIO This page left intentionally blank 24 PORTFOLIO Portfolio Performance — Senior Housing(excludes entrance fee portfolio) Trailing Twelve Month Payment Coverage Before Management Fees Occupancy Revenue per Occupied Unit Expense per Occupied Unit 25 PORTFOLIO Portfolio Performance — Skilled Nursing Trailing Twelve Month Payment Coverage Before Management Fees Occupancy Revenue per Occupied Bed Expense per Occupied Bed 26 PORTFOLIO Portfolio Performance — Hospitals* Trailing Twelve Month Payment Coverage Before Management Fees Occupancy * Due to recent portfolio activity, the same store criteria for the hospital portfolio has been reduced to 21 months to capture a larger number of facilities in the above charts. Per occupied unit metrics not applicable for hospitals.27 PORTFOLIO Portfolio Composition — Medical Office Buildings(dollars in thousands) Investment Total Operating Properties Square Feet Balance Revenues Expenses NOI Age Occupancy On Campus 55 3,611,208 $937,485 $23,952 $6,580 $17,372 13 94.0%Off Campus-Affiliated 33 1,659,705 338,615 9,095 2,851 6,244 11 92.6%Off Campus 39 1,289,761 349,912 8,899 3,067 5,832 15 88.9%Subtotal 127 6,560,674 1,626,012 41,946 12,498 29,448 13 92.6%Held-for-sale 4 125,781 7,470 406 355 51 Development 6 777,712 67,768 Loans 3 122,921 12,219 188 — 188 Land 2 8,928 Total 142 7,587,088 $1,722,397 $42,540 $12,853 $29,687 Portfolio Performance — Medical Office Buildings(dollars in thousands) 2Q09 3Q09 4Q09 1Q10 2Q10 Total MOB Performance

Properties* 102 105 107 125 127 Square feet* 4,521,488 5,099,505 5,247,016 6,454,888 6,560,674 Investment balance* $1,197,255 $1,343,854 $1,389,082 $1,608,874 $1,626,012 Occupancy* 90.8% 91.2% 91.3% 92.6% 92.6%Total revenue* $31,541 $34,021 $35,365 $39,556 $41,946 Operating expenses* $11,239 $12,153 $11,454 $12,513 $12,498 NOI from continuing operations* $20,302 $21,868 $23,911 $27,043 $29,448 NOI from discontinued operations $481 $415 $360 $303 $51 Total cap-ex / TI / LC $2,733 $3,637 $5,025 $3,771 $5,060 Expired (square feet)* 129,024 121,312 241,266 171,825 96,094 Retained (square feet)* 107,647 74,882 208,792 160,306 62,060 Retention rate* 83.4% 61.7% 86.5% 93.3% 64.6% 2Q09 3Q09 4Q09 1Q10 2Q10 Same Store Performance* Properties 102 102 102 102 102 Square feet 4,521,488 4,521,488 4,521,488 4,521,488 4,521,488 Investment balance $1,197,255 $1,187,890 $1,181,293 $1,173,272 $1,168,103 Occupancy 90.8% 91.0% 91.5% 91.2% 91.2%Total revenue $31,541 $32,696 $31,750 $31,642 $31,730 Operating expenses $11,239 $12,120 $10,919 $11,745 $11,390 NOI $20,302 $20,576 $20,831 $19,897 $20,340 2010 2011 2012 2013 2014 Remaining Lease Expirations* Square feet 161,892 418,895 564,250 429,236 477,364% of total portfolio 2.5% 6.4% 8.6% 6.5% 7.3% * Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, terminations and discontinued operations.28 PORTFOLIO Portfolio Concentration — Medical Office Buildings Square Feet % of Total By Tenant* Aurora Health Care, Inc. 1,441,588 22.0%Tenet Health Systems 279,304 4.3%Baptist Health System, Inc 161,933 2.5%United HealthCare Services, Inc 160,855 2.5%Community Health Systems 159,382 2.4%Remaining Portfolio 4,357,612 66.3%Total 6,560,674 100.0% * Excludes development, mortgages and held-for-sale properties. Committed Committed Balance per Properties Square Feet % of Total Balance ($000s)

Square Foot By Region* South Atlantic 48 1,591,698 21.0% $403,386 $253 East North Central 21 1,571,982 20.7% 339,801 216 Middle Atlantic 14 1,072,915 14.1% 274,669 256 Pacific 13 911,736 12.0% 289,546 318 West South Central 17 899,973 11.9% 206,028 229 Mountain 15 699,907 9.2% 202,489 289 East South Central 11 610,335 8.0% 112,724 185 West North Central 3 228,542 3.1% 65,716 288 Total 142 7,587,088 100.0% $1,894,359 $250 * Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary. Committed Committed Balance per Properties Square Feet % of Total Balance ($000s) Square Foot By State Wisconsin 18 1,441,588 19.0% $308,338 $214 Florida 27 969,999 12.8% 269,461 278 Texas 16 855,170 11.3% 194,438 227 New Jersey 6 698,395 9.2% 195,386 280 California 10 687,129 9.1% 203,351 296 Arizona 5 338,529 4.5% 87,329 258 Nevada 9 324,992 4.3% 108,441 334 Georgia 8 313,152 4.1% 70,307 225 Alabama 5 303,907 4.0% 40,370 133 New York 7 276,388 3.6% 57,180 207 Remaining portfolio 31 1,377,839 18.1% 359,758 261 Total 142 7,587,088 100.0% $1,894,359 $250 29 PORTFOLIO Portfolio Composition — Life Science Buildings(dollars in thousands; dollar amounts represent HCN’s 49% ownership interest) 1Q10A 2Q10A 3Q10A 4Q10A 1Q11A Total Life Science Performance Properties 6 7 Average age (years) 10 12 Square feet 1,062,067 1,188,132 Investment balance $325,925 $352,385 Occupancy 100.0% 100.0% Total revenues (1) $3,725 $9,355 Operating expenses $1,101 $2,716 NOI $2,624 $6,639 Depreciation and amortization $775 $2,323 Interest expense $923 $2,114 Asset management fee $158 $374 Net income (loss) $768 $1,828 Total cap-ex / TI / LC $— $— Weighted Blended Average Amount Interest Rate Maturity Secured Debt (2)

Principal balance $155,759 7.1% 3.7 Square Feet % of Total By Tenant Millennium (Takeda) 628,934 52.9%Alkermes 210,248 17.7%Brigham & Women’s Hospital 125,096 10.5%Ariad Pharmaceuticals 100,361 8.4%Novartis 70,475 5.9%Genzyme 52,518 4.4%Other Tenants 500 0.2%Total (3) 1,188,132 100.0% Notes: (1) Include amortization of below market rents and straight-line rent of $975,000 for the three months ended June 30, 2010. (2) Non-recourse debt to HCN, secured by the joint ventures’ assets. (3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.30 PORTFOLIO Development Activity(dollars in thousands) Beds / Units / CIP Balance 2010 YTD 2010 YTD CIP Balance Projects Square Feet at 12/31/09 Funding Conversions at 6/30/10 Development Properties CCRC — entrance fee 1 288 $99,749 $11,685 $(111,434) $— Combination — entrance fee 1 144 49,543 5,447 (54,990) — Combination — rental 7 847 79,009 24,747 (91,406) 12,350 Freestanding dementia care 2 109 8,225 5,116 (11,430) 1,911 Hospital 4 262 189,416 69,646 (96,829) 162,233 Medical office 7 839,025 21,498 59,922 (13,652) 67,768 Sub-total 22 $447,440 $176,563 $(379,741) $244,262 Expansion Projects CCRC — entrance fee 4 23 $3,355 $1,167 $(375) $4,147 Combination — entrance fee 4 33 6,037 2,564 (1,127) 7,474 Sub-total 8 9,392 3,731 (1,502) 11,621

Total 30 $456,832 $180,294 $(381,243) $255,883 Development Funding Projections *(dollars in thousands) Projected Future Funding Beds / Units / Square Initial 2010 2011 Funding Unfunded Committed Projects Feet Yield Funding Funding Thereafter Commitments Balances Development Properties Combination — rental 2 324 8.5% $10,656 $35,294 $— $45,950 $58,300 Freestanding dementia care 1 25 9.3% 2,176 14 — 2,190 4,100 Hospital 3 202 9.5% 86,716 1,826 — 88,542 250,775 Medical office 6 777,712 8.7% 72,223 86,196 13,543 171,962 239,730 Total 12 $171,771 $123,330 $13,543 $308,644 $552,905 Development Project Conversion Estimates*(dollars in thousands) Quarterly Conversions Projected Initial Amount Cash Yields (1) 1Q10 actual $162,727 7.2%2Q10 actual (2) 217,014 9.2%3Q10 estimate 36,165 9.3%4Q10 estimate 26,000 11.0%1Q11 estimate 63,200 8.8%2Q11 estimate 279,775 9.2%3Q11 estimate — 0.0%4Q11 estimate 58,300 8.5%Total $843,181 Annual Conversions Projected Initial Amount Cash Yields (1) 2010 estimate (2) $441,906 8.4%2011 estimate 401,275 9.0%2012 estimate 89,465 8.3%2013 estimate — 0.0%2014+ estimate — 0.0%Total $932,646 Notes: * Excludes expansion projects (1) Actual initial yields may be higher if the underlying market rates increase. (2) Yields exclude a $111,434,000 CCRC project that converted in June but was in transition to a new operator as of June 30, 2010.31 PORTFOLIO Unstabilized Properties(dollars in thousands) Acquisitions/ 3/31/10 Construction Expansions/ 6/30/10 Properties Stabilized Conversions Reclassifications Properties Property Type CCRC — entrance fee 3 0 0 0 3 CCRC — rental 2 0 1 0 3 Combination — entrance fee 7 0 0 0 7 Combination — rental 18 0 1 1 20 Freestanding assisted living 1 0 0 1 2 Freestanding dementia care 4 0 0 0 4 Freestanding skilled nursing 2 0 0 0 2 Long term acute care hospital 3 0 0 0 3 Acute care hospital 0 0 1 0 1 Total 40 0 3 2 45 6/30/10 Investment % of Total Properties Beds / Units Balance Investment Property Type CCRC — entrance fee 3 643 $207,097 3.0%CCRC — rental 3 1,017 195,792 2.8%

Combination — entrance fee 7 1,162 323,835 4.7%Combination — rental 20 2,559 435,297 6.3%Freestanding assisted living 2 157 22,744 0.3%Freestanding dementia care 4 228 36,291 0.5%Freestanding skilled nursing 2 240 32,679 0.6%Long term acute care hospital 3 152 43,121 0.6%Acute care hospital 1 60 97,913 1.4%Total 45 6,218 $1,394,769 20.2% 3/31/10 Construction Acquisitions/ Progressions/ 6/30/10 Properties Stabilized Conversions Expansions Reclassification Properties Occupancy 0 — 50% 30 0 3 0 (4) 29 50% — 70% 6 0 0 2 4 12 70% + 4 0 0 0 0 4 Total 40 0 3 2 0 45 6/30/10 Months In % of Total Investment % of Total Properties Operation Revenues Revenues (1) Balance Investment Occupancy 0 — 50% 29 13 $69,370 11.4% $952,425 13.7%50% — 70% 12 24 24,249 4.0% 286,794 4.2%70% + 4 42 13,451 2.2% 155,550 2.3%Total 45 19 $107,070 17.6% $1,394,769 20.2% Notes: (1) Includes annualized revenues as presented on page 13.32 PORTFOLIO Portfolio Trends Customer Concentration Trend (1) Property Type Trend (2) Payor Mix Trend (3) Notes: (1) Customer concentration trend based on investment balances for the dates presented. (2) Property type trend based on committed investment balances for the dates presented. (3) Payor mix is weighted by investment balance including stable and unstabilized properties but excluding properties under construction.33 GLOSSARY Age:

Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for hospitals which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate

CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information. 34 GLOSSARY Freestanding: A property that offers one level of service. Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price.New loans - Represents face amount of new loan.Construction conversion — Represents book balance converted from

CIP to real property upon completion.Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement.Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful.

The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. 35 GLOSSARY On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure. Region Definitions: Eight divisions as established by the Census Bureau.New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont.Middle Atlantic — New Jersey, New York, Pennsylvania.East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin.West North Central - Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota.South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee.West South Central - Arkansas, Louisiana, Oklahoma, Texas.Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming.Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful.

The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Senior Housing: Includes freestanding independent living, assisted living or dementia care properties as well as combination properties with multiple service levels on one campus. May also include CCRCs or properties that require an entrance fee. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A property is considered stable (versus unstabilized or under development) when it has achieved payment coverage after management fees (CAMF) of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36 SUPPLEMENTAL REPORTING MEASURES The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance.

Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed on page 13. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed on page 13. The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 37 HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com